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                                  UNITED STATES            OMB APPROVAL
                       SECURITIES AND EXCHANGE COMMISSION  OMB Number: 3235-0056
                             WASHINGTON, D.C. 20549        Expires: February 28,
                                                           2009
                                                           Estimated average
                                                           burden hours per
                                                           response........3.0
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                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                       CLAYMORE EXCHANGE-TRADED FUND TRUST
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             (Exact Name of Registrant as Specified in Its Charter)


             DELAWARE                                 (SEE NEXT PAGE)
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(State of Incorporation or Organization)    (I.R.S. Employer Identification No.)


2455 CORPORATE WEST DRIVE, LISLE, IL                       60532
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 (Address of principal executive offices)                (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                          Name of each exchange on which
to be so registered:                         each class is to be so registered:
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Shares of beneficial interest,
no par value                                    New York Stock Exchange Arca


If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [X]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [ ]

Securities Act registration statement file number to which this form relates:
333-134551; 811-21910 (if applicable)
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Securities to be registered pursuant to Section 12(g) of the Act:

NONE
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                                (Title of class)

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                                (Title of class)

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

A description of the shares of beneficial interest, with no par value, of Claymore Exchange-Traded Fund Trust (the "Trust") to be registered hereunder is set forth for Claymore U.S. Capital Markets Bond ETF and Claymore U.S.-1 - The Capital Markets ETF in Post-Effective Amendment No. 64 to the Trust's Registration Statement on Form N-1A (Commission Filed Nos. 333-134551; 811-21906), which description is incorporated herein by reference as filed with the Securities and Exchange Commission.

The Trust is an "index fund" currently consisting of 20 separate investment portfolios. The Trust's investment portfolios to which this filing relates and it's I.R.S. Employer Identification Number are as follows:

Claymore U.S. Capital Markets Bond ETF                        26-1318224
Claymore U.S.-1 - The Capital Markets ETF                     26-1318420

ITEM 2. EXHIBITS

1. The Trust's Amended and Restated Declaration of Trust is included as Exhibit (a) (2) to Pre-Effective Amendment No. 1 to the Trust's Registration Statement on Form N-1A (File Nos. 333-134551; 811-21906), as filed with the Securities and Exchange Commission on September 15, 2006.

2. The Trust's By-Laws are included as Exhibit (b) to Pre-Effective Amendment No. 1 to the Trust's Registration Statement on Form N-1A (File Nos. 333-134551;811-21906), as filed with the Securities and Exchange Commission on September 15, 2006




                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


(Registrant)      CLAYMORE EXCHANGE-TRADED FUND TRUST
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Date  April 2, 2009
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By    /s/ J. Thomas Futrell         J. Thomas Futrell, Chief Executive Officer
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   * Print the name and title of the signing officer under his signature.